SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 24, 2004

WESTERN DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive, Lake Forest, California (Address of Principal Executive Offices)	92630 (Zip Code)

(Registrant's telephone number, including area code): (949) 672-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

Item 9.  Regulation FD Disclosure

SIGNATURES

Item 9.   Regulation FD Disclosure

                In meetings with institutional investors and analysts on February 24, 2004 and at the Goldman Sachs Technology Investment Symposium 2004 on February 25, 2004, officials of the Company expect to provide an update on certain current conditions in the hard drive industry. A live and archived webcast of the February 25, 2004 symposium will be available in the Investor Relations section of the Company’s website at http://www.westerndigital.com/invest/ on the Presentations page.

                Specifically, the Company will indicate the following regarding the environment in the desktop hard drive industry thus far in the March quarter:

•	Overall demand is on track with expectations

•	The industry’s weeks of inventory in the distribution channel and the Company’s channel inventory levels have declined since January 1, 2004

•	Industry data indicates that sell-through has exceeded sell-in

•	Desktop pricing has been moderate

                Additionally, the Company will indicate that its specific initiatives, such as the ramp of head production, mobile hard drive development, SATA enterprise, and PVR/DVR activities, are all on track.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION

By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty Senior Vice President, General Counsel and Secretary

Dated:  February 24, 2004